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                                       GMO
                                 CODE OF ETHICS

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                  GMO U.K. LTD.
                                GMO WOOLLEY LTD.
                             RENEWABLE RESOURCES LLC

                               Dated June 25, 2004

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                                Table of Contents

Table of Contents..............................................................2

Introduction...................................................................4

Part I: Fiduciary and Professional Standards...................................5

   A.       Conflicts of Interest - Standards..................................5
   B.       Gifts..............................................................6
   C.       Disclosure.........................................................7
   D.       Confidentiality....................................................7
   E.       Reporting and Accountability.......................................7
Part II: Personal Trading Policies.............................................9

   A.       Introduction.......................................................9
      1.    Fiduciary Duty.....................................................9
         a. Place the interests of the GMO Funds and Accounts first............9
         b. Conduct all personal Securities Transactions consistent with this Code including both the pre-clearance and reporting
               requirements....................................................9
         c. Avoid taking inappropriate advantage of their positions............9
      2.    Appendices to the Code.............................................9
         a. Definitions........................................................9
         b. Master Personal Trading Policies and Procedures....................9
         c. Quick Reference Guide to Pre-Clearance and Quarterly Reporting.....9
         d. Quarterly Transaction Report.......................................9
         e. Contact Persons....................................................9
         f. Annual Holdings Report.............................................9
         g. Beneficial Ownership Report........................................9
         h. File a PTAF.......................................................10
         i. Annual Certificate of Compliance..................................10
         j. Form Letter to Broker, Dealer or Bank ("407" Letter)..............10
         k. List of GMO Sub-Advised Funds.....................................10
   B.       Personal Securities Transactions..................................10
      1.    Pre-Clearance Requirements for Access Persons.....................10
         a. General Requirement...............................................10
         b. General Policy....................................................10
         c. Procedures........................................................10
         d. No Explanation Required for Refusals..............................10
      2.    Prohibited Transactions...........................................10
         a. Prohibited Securities Transactions................................10
            i.   Initial Public Offerings.....................................10
            ii.  Private Placements...........................................11
            iii. Options on Securities........................................11
            iv.  Securities Purchased or Sold or Being Considered for
                    Purchase or Sale..........................................11
            v.   Short-Term Profiting.........................................11
            vi.  Short Selling of Securities..................................11
            vii. Short-Term Trading Strategies in GMO Funds...................12
         b. Improper Securities Transactions..................................12
            i.   Inside Information...........................................12
            ii.  Market Manipulation..........................................12
            iii. Market-Timing of GMO Advised/Sub-Advised Mutual Funds........12
            iv.  Others.......................................................12
         c. Exemptions........................................................13
            i.   Pre-Clearance and Reporting Exemptions.......................13
            ii.  Application to Commodities, Futures and Options..............15
         d. Reporting Requirements............................................17
            i.   Initial and Annual Disclosure of Personal Holdings...........17
            ii.  Quarterly Reporting Requirements.............................17
            iii. Brokerage Statements.........................................17
            iv.  Exemption for Certain Trustees...............................17
            v.   Review of Reports............................................17

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            vi.  Availability of Reports......................................17
Part III: Compliance with this Code of Ethics.................................18

   A.       Conflicts of Interest Committee...................................18
      1.    Membership, Voting and Quorum.....................................18
      2.    Investigating Violations of the Code..............................18
      3.    Annual Reports....................................................18
      4.    Review of Denied Trades...........................................18
   B.       Remedies..........................................................18
   C.       Exceptions to the Code............................................19
   D.       Compliance Certification..........................................19
   E.       Inquiries Regarding the Code......................................19
   F.       Boards of Trustees Approvals......................................20
      1.    Approval of Code..................................................20
      2.    Amendments to Code................................................20
Appendix 1: Definitions.......................................................21
Appendix 2: Master Personal Trading Policies and Procedures...................24
Appendix A: Quick Reference Guide to Pre-Clearance and Quarterly Reporting....31
Appendix B: Quarterly Transaction Report......................................34
Appendix C: Contact Persons...................................................35
Appendix D: Annual Holdings Report............................................36
Appendix E: Beneficial Ownership Report.......................................37
Appendix F: File a PTAF.......................................................38
Appendix G: Annual Certificate of Compliance..................................39
Appendix H: Form Letter to Broker, Dealer or Bank ("407" Letter)..............40
Appendix I: List of GMO Sub-Advised Funds.....................................41
GMO U.K. Ltd. Code of Ethics Supplement.......................................41
GMO Australia Limited Code of Ethics Supplement...............................45

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                                  Introduction

As an investment adviser, GMO is a fiduciary with respect to the assets managed on behalf of its various clients. As a fiduciary, GMO owes a duty to its clients to at all times act in the clients' best interest. This Code of Ethics (the "Code") is based on the principle that GMO's officers, employees, and certain other related persons have a fiduciary duty to place the interests of GMO's clients ahead of their own. The Code applies to all Access Persons/1/ and is intended to promote:

..    honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

..    full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the Trust;

..    compliance with applicable laws and governmental rules and regulations;

..    the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

..    accountability for adherence to the Code.

The Code consists of three principal components. "Part I: Fiduciary and Professional Standards" focuses principally on the professional conduct that is expected of all Access Persons. "Part II: Personal Trading Policies" focuses on specific pre-clearance and reporting obligations with respect to personal transactions in securities. Lastly, "Part III: Compliance with this Code of Ethics" discusses certain procedural aspects of how the Code is implemented.

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/1/  Capitalized words are defined in Appendix 1.

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                  Part I: Fiduciary and Professional Standards

As mentioned, GMO is a fiduciary with respect to the assets managed on behalf of its various clients, and, as a result, Access Persons have a fiduciary duty to place the interests of GMO's clients ahead of their own. This fiduciary duty may be compromised by potential conflicts of interest with respect to an Access Person. Whenever a potential conflict arises, the Access Person must report the conflict to GMO's Compliance Officer. This Part I sets forth the proper standards and procedures for evaluating and reporting potential conflicts of interest.

A "conflict of interest" occurs when an Access Person's private interest interferes with the interests of, or that person's service to, GMO Funds and Accounts. For example, a conflict of interest would arise if an Access Person, or a member of his family, receives improper personal benefits as a result of that person's position at GMO.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or are a result of, the contractual relationship between GMO Funds and Accounts and GMO. As a result, this Code recognizes that Access Persons may, in the normal course of their duties, be involved in establishing policies and implementing decisions that will have different effects on GMO and a GMO Fund or Account. Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. In reading the following examples of conflicts of interest under the Code, Access Persons should keep in mind that such a list cannot ever be exhaustive by covering every possible scenario. It follows that the overarching principle - that the personal interest of an Access Person should not be placed improperly before the interest of GMO Funds or Accounts - should be the guiding principle in all circumstances.

A.   Conflicts of Interest - Standards

     Each Access Person must:

     . not use personal influence or personal relationships improperly to influence investment decisions or financial reporting by a GMO Fund or Account whereby the Access Person would benefit personally to the detriment of the GMO Fund or Account;

     . not cause a GMO Fund or Account to take action, or fail to take action, for the individual personal benefit of the Access Person rather than for the benefit of the GMO Fund or Account;

     . not use material non-public knowledge of portfolio transactions made or contemplated for a GMO Fund or Account to profit personally or cause others to profit, by the market effect of such transactions;

     . not retaliate against any employee or Access Person for reports of potential violations of law that are made in good faith.

     There are some conflict of interest situations that should always be discussed with the Compliance Officer if material. Examples of these include:

     . any outside business activity that detracts from an individual's ability to devote appropriate time and attention to his responsibilities;

     . service as a director on the board (or equivalent position) of any public company;

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     .    service as a director or otherwise for any foundation, charity or other institution such that the Access Person may influence the selection or consideration of GMO as an investment adviser;

     . the providing of any financial, political or other support or existence of any other relationship with any person connected with the account of any public pension fund client of GMO;

     . the receipt of any non-nominal gifts or entertainment (see Gifts policy below);

     . any ownership interest in, or any consulting or employment relationship with, any of GMO's or a GMO Fund's service providers;

     . a direct or indirect financial interest in commissions, transaction charges or spreads paid by a GMO Fund or Account for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Access Person's employment, such as compensation or equity ownership.

B.   Gifts

     On occasion, because of their affiliation with the Funds or Accounts, Access Persons may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with any GMO Entity. Due to the potential conflicts of interest, no gifts of substantial value may be accepted. In cases where a GMO employee or her supervisor believe that attendance of certain events will be beneficial to GMO and/or its clients interests, the employee should request that GMO consider paying for the cost of the employee's attendance rather than accepting it as a gift. If this is not possible or practicable (e.g. if the cost applicable to GMO cannot be ascertained), the employee may participate provided that such participation is approved by her supervisor, and the supervisor reports the receipt of the invitation. Non-GMO employee Access Persons should discuss any potential conflicts with the Compliance Officer.

     Examples of gifts of greater than nominal value that may not be accepted:

     .    Golf
     .    Tours, Cruises or Tourist Events
     .    Sporting Events
     .    Arts/Cultural Events
     .    Services
     .    Parties
     .    Conference Fees
     .    Travel Expenses

     The following exceptions are made to this policy and may be accepted and need not be reported, except as indicated:

     . Working lunch/dinner without entertainment if reasonable in relation to the circumstances.
     . Gifts of nominal value (i.e. less than $100), particularly holiday-related, that are consumed or enjoyed within GMO by and among GMO employees (i.e. not enjoyed solely by an individual).
     . Lunch or dinner with entertainment provided by a GMO service provider where other clients of the service provider are also present, provided that the attendance of events of this nature is reported to the Compliance Officer.

     Gifts Register

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     All gifts, except for the exceptions noted above, must be recorded on a register maintained by the Compliance Department.

C.   Disclosure

     . Each Access Person must be familiar with the disclosure requirements applicable to the GMO Funds, including disclosure controls and procedures; and
     . Each Access Person must not knowingly misrepresent, or cause others to misrepresent, facts about GMO Funds or Accounts to others, including to the Trustees and auditors, and to governmental regulators and self-regulatory organizations.

D.   Confidentiality

     Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds and Accounts, except to persons whose responsibilities require knowledge of such information.

E.   Reporting and Accountability

     With respect to Fiduciary and Professional Standards, each Access Person must:

     . upon adoption of the Code, affirm in writing that the Access Person has received, read, and understands the Code;

     . annually thereafter affirm that the Access Person has complied with the requirements of the Code;

     .    report at least annually affiliations and potential conflicts;

     . report any known or apparent conflict with an Access Person's fiduciary obligations, including their own, to the Compliance Officer;

     . notify the Compliance Officer promptly if Access Person knows of any violation of this Code. Failure to do so is itself a violation of this Code;

     . complete questionnaires developed by the Compliance Department to solicit disclosure of potential conflicts and related issues;

     .    provide additional information as requested by the Compliance
          Department.

     The Conflicts of Interest Committee, which is an instrumentality of GMO's Board, is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. As of the date of this Code, the Conflicts of Interest Committee consists of Scott Eston, John Rosenblum and Bill Royer.

     Procedures to be followed in investigating and enforcing this Code:

     . the Compliance Department will take all appropriate action to investigate any violations and potential violations reported to it;

     . the Compliance Department will report such findings to the Conflicts of Interest Committee after such investigation;

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     .    if the Conflicts of Interest Committee determines that a violation has occurred, the Committee will consider appropriate action, such as granting waivers, as appropriate, and which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of GMO or its board; or recommending dismissal of the Access Person; and

     . any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

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                       Part II: Personal Trading Policies

A.   Introduction

     1.   Fiduciary Duty.

          As fiduciaries, Access Persons must at all times:

          a.   Place the interests of the GMO Funds and Accounts first.

               Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the GMO Funds and Accounts in any decision relating to their personal investments. An Access Person may not induce or cause a Fund to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund. Nor may any Access Persons otherwise exploit the client relationship for personal gain. For the avoidance of doubt, an Access Person may not engage in short-term trading strategies (i.e. market timing) for their own account in any GMO Fund or Account, as such activity would constitute a breach of their fiduciary duty to the Fund.

          b. Conduct all personal Securities Transactions consistent with this Code including both the pre-clearance and reporting requirements.

               Doubtful situations should be resolved in favor of the GMO Funds and Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

          c.   Avoid taking inappropriate advantage of their positions.

               Access Persons must not only seek to achieve technical compliance with the Code but should strive to abide by its spirit and the principles articulated herein.

     2.   Appendices to the Code.

          The appendices to this Code are attached to and are a part of the Code. The appendices include the following:

          a. Definitions (capitalized terms in the Code are defined in Appendix 1);

          b. Master Personal Trading Policies and Procedures and the appendices thereto (Appendix 2);

          c. Quick Reference Guide to Pre-Clearance and Quarterly Reporting (Appendix A to Appendix 2);

          d.   Quarterly Transaction Report (Appendix B to Appendix 2);

          e. Contact Persons including the Compliance Officer and the Conflicts of Interest Committee, if different than as initially designated herein (Appendix C to Appendix 2);

          f.   Annual Holdings Report (Appendix D to Appendix 2);

          g.   Beneficial Ownership Report (Appendix E to Appendix 2);

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          h.   File a PTAF (Appendix F to Appendix 2);

          i.   Annual Certificate of Compliance (Appendix G to Appendix 2);

          j. Form Letter to Broker, Dealer or Bank ("407" Letter) (Appendix H to Appendix 2); and

          k.   List of GMO Sub-Advised Funds (Appendix I to Appendix 2).

B.   Personal Securities Transactions

     1.   Pre-Clearance Requirements for Access Persons.

          a.   General Requirement.

               All Securities Transactions by Access Persons (other than any trustee of GMO Trust who is not an "interested person" as defined in the Investment Company Act of 1940 ("1940 Act") of a GMO Fund) of the types set forth in Section 2 of the Procedures are subject to the pre-clearance procedures set forth in Section 6 of the Procedures.

          b.   General Policy.

               In general, requests to buy or sell a security will be denied if the Security (a) was purchased or sold within 3 calendar days prior to the date of the request or (b) is being considered for purchase or sale within 15 days after the date of the request by any Fund or Account. Requests to sell a Security short will be denied for the same reasons and also if the security is owned by any GMO Active Portfolio.

          c.   Procedures.

               The procedures for requesting pre-clearance of a Securities Transaction are set forth in Section 6 of the Procedures and in Appendix A thereto. The Compliance Officer (or a designee) will keep appropriate records of all pre-clearance requests.

          d.   No Explanation Required for Refusals.

               In some cases, the Compliance Officer (or a designee) may refuse to authorize a Securities Transaction for a reason that is confidential. The Compliance Officer is not required to give an explanation for refusing to authorize any Securities Transaction.

     2.   Prohibited Transactions.

          a.   Prohibited Securities Transactions.

               The following Securities Transactions are prohibited and will not be authorized, except to the extent designated below. These prohibitions shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund.

               i.   Initial Public Offerings.

                    Any purchase of Securities in an initial public offering other than a new offering of a registered open-end investment company or any initial offering that an Access Person can

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                    demonstrate in the pre-clearance process is available and
                    accessible to the general investing public through on-line or other means.

               ii.  Options on Securities.

                    Options on any securities held by Active Portfolios (including International Active, Domestic Active and Emerging Markets). ). Access Persons also are prohibited from purchasing or selling options on Securities held in an account within his or her own area, even if quantitatively managed.

               iii. Securities Purchased or Sold or Being Considered for
                    Purchase or Sale.

                    Any Security purchased or sold or being considered for purchase or sale by a Fund or an Account. For this purpose, a security is being considered for purchase or sale when a recommendation to purchase or sell the Security has been communicated or, with respect to the person making the recommendation, when such person seriously considers making the recommendation.

               iv.  Short-Term Profiting.

                    Profiting from the purchase or sale of the same or equivalent Securities within 60 calendar days is prohibited. If a position is sold for a profit within 60 days, any such profit will be required to be disgorged to a charity approved by the Conflicts of Interest Committee. The following securities (as defined in Part II.B.2.c.i.(b) of this Code) are not subject to this prohibition:

                    (a) Mutual Funds (excluding GMO Funds, with the exception of GMO Short-Duration Investment Fund and GMO Domestic Bond Fund, as described in subsection (vii) below);

                    (b)  U.S. Government Securities;

                    (c)  Money Market Instruments;

                    (d)  Currencies and Forward Contracts thereon;

                    (e)  Futures on interest rates;

                    (f)  Futures on bonds and commodities;

                    (g)  Commodities and options and futures on Commodities;

                    (h) Securities acquired through the exercise of Rights Offerings;

                    (i)  Municipal Bonds;

                    (j) Certain ETFs, including NASDAQ 100 Index Shares (QQQ), Barclays iShares, HOLDRs Trusts and S&P Depository Receipts (SPY) (Contact Compliance concerning ETFs not addressed herein);

                    (k)  Dow Jones Industrial Average Index (DIA); and

               v.   Short Selling of Securities.

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                    Short selling securities that are held in Active Portfolios
                    (including International Active, Domestic Active and Emerging Markets). Access Persons also are prohibited from short selling Securities held in an account within his or her own area, even if quantitatively managed. The Compliance Department will determine whether an Active Portfolio holds a Security and whether a Security is held by an Access Person's "area."

               vi.  Short-Term Trading Strategies in GMO Funds.

                    Redemption of a portion or all of a purchase in a GMO Fund (including the GMO Trust mutual funds and mutual funds sub-advised by GMO, but excluding GMO Short Duration Income Fund and GMO Domestic Bond Fund) made within the past 60 calendar days. If a position is sold for a profit within 60 days, any such profit will be required to be disgorged and paid to the Fund or as otherwise directed by GMO's Conflicts of Interest Committee. Additionally, three "round-trip" transactions (purchase and subsequent redemption) in the same GMO Fund, with the same exceptions, over a 12-month period is prohibited. Any profits will be required to be disgorged in a similar manner.

          b.   Improper Securities Transactions.

               The following Securities Transactions may violate the federal securities laws or other legal or regulatory provisions or are otherwise deemed to be improper and are prohibited and will not be authorized under any circumstances:

               i.   Inside Information.

                    Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security;

               ii.  Market Manipulation.

                    Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading

               iii. Market-Timing of GMO Advised/Sub-Advised Mutual Funds.

                    Transactions in GMO Funds (including GMO Sub-Advised Funds) that, when taken together, constitute a short term trading strategy that is inconsistent with the interests of the fund's long-term investors; and

               iv.  Others.

                    Any other transactions deemed by the Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of corporate opportunities, or an appearance of impropriety.

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          c.   Exemptions.

               Any Securities Transactions not specifically exempted from pre-clearance and reporting requirements as detailed below is fully subject to such requirements.

               i.   Pre-Clearance and Reporting Exemptions.

                    The following Securities Transactions and other transactions are exempt (as indicated below) from either the pre-clearance requirements set forth in Part II.B.1 of this Code or the reporting requirements set forth in Part II.B.2.d of this Code, or both. Note that de minimus purchases and sales of large market cap stocks and investments in municipal bonds, and ETF's (as defined below) are exempt from pre-clearance, but are subject to quarterly and annual reporting.

                    (a) Securities Transactions Exempt from Both Pre-clearance and Reporting.

                         . Mutual Funds. Securities issued by any registered open-end investment companies (including the GMO Funds but excluding GMO Sub-Advised Funds).

                              .    While exempt from pre-clearance and
                                   reporting, please note that transactions by employees in GMO mutual funds are subject to the Code and will be regularly monitored for compliance with the Code. Employees should have no expectation of privacy with respect to such transactions.

                         . U.S. Government Securities. Securities issued by the Government of the United States;

                         . Money Market Instruments. Money market instruments or their equivalents, including bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments/2/, including repurchase agreements;

                         . Currencies and Forward Contracts Thereon. Currencies of foreign governments and forward contracts thereon;

                         . Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities; and

                         . Rights. Any acquisition of Securities through the exercise of rights issued by an issuer to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

                    (b) Securities Transactions Exempt from Pre-clearance but Subject to Reporting Requirements.

                         . Discretionary Accounts. Transactions through any discretionary accounts (i) that have been approved by the Compliance Department in advance and (ii) for which the Access Person has arranged for quarterly certification from the third party

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/2/ High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.


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                              manager stating that the individual (Access Person
                              or Immediate Family Member) has not influenced the discretionary manager's decisions during the period in question;

                         . De Minimus Purchases and Sales of Large Cap Stocks. Purchases or sales of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion as of the date of such purchases or sales, provided that the Access Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. This exemption from pre-clearance may be utilized once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than $25,000;

                         . Municipal Bonds. Personal investment in municipal bonds is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.2.d of this Code;

                         . Exchange Traded Funds (ETF's). Personal investment in shares of ETF's, including iShares offered by Barclays, NASDAQ 100 Index Shares (QQQ), HOLDRs Trusts and S&P Depository Receipts (SPY), is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.2.d of this Code (For ETF's not addressed herein, please contact compliance to ascertain reporting status);

                         . Dow Jones Industrial Average (DIA). Personal investment in units of Dow Jones Industrial Average Index shares is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.2.d of this Code;

                         .    Miscellaneous. Any transaction in the following:
                              (1) limited partnerships and other pooled vehicles sponsored by a GMO Entity, (2) open-end investment vehicles not market traded and (3) other Securities as may from time to time be designated in writing by the Conflicts of Interest Committee on the ground that the risk of abuse is minimal or non-existent; and

                         . Donation of Securities to a Charity. A donation of securities to a charity is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.2.d of this Code.

                         . GMO Hedge Funds. Personal investment in any GMO Hedge Fund is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.2.d of this Code. (Note that non-GMO Hedge Funds are subject to full disclosure and pre-clearance requirements.)

                         . Sub-Advised Funds. Securities issued by any registered open-end investment companies for which GMO serves as a sub-adviser are exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.2.d of this Code.

               ii.  Application to Commodities, Futures and Options.

                    (a) The purchase or sale of commodities, futures on interest rates, futures on currencies, non-exchange-traded options on currencies, and non-exchange-traded options on currency futures are not subject to the pre-clearance requirements set forth in
                         Part II.B.1 of this Code or the reporting requirements set forth in Part II.B.2.d of this Code.

                    (b) The purchase and sale of exchange-traded options on currencies, exchange-traded options on currency futures; futures on bonds and commodities and the purchase of futures on securities comprising part of a broad-based, publicly traded market based index of stocks and related options are not subject to the pre-clearance requirements set forth in Part II.B.1 of this Code, but are subject to the reporting requirements set forth in Part II.B.2.d of this Code.

                    (c)  Purchasing Options:

                         . If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S. Government securities would be exempt from pre-clearance and reporting).

                         . The exercise of a purchased option must also be pre-cleared and reported, unless the option is expiring.

                         . Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

                    (d)  Writing Options:

                         . If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the practice of writing of an option on such security.

                         . The exercise of a written option (by the other party) need not be pre-cleared or reported.

                         . Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

                    (e) Short-Term Transactions on Options. The following transactions with respect to options implicate the Short-Term Profiting provision set forth in Part II.B.2.a.v of this Code:

                         Purchasing a Call

                         . Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

                         . Selling the underlying security within 60 days from the date the option was purchased.

                         . Selling a put on the underlying security within 60 days from the date the option was purchased./3/

                         . Writing a call on the underlying security within 60 days from the date the option was purchased./3/

                         Purchasing a Put

                         . Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

                         . Buying the underlying security within 60 days from the date the option was purchased.

                         . Selling a call on the underlying security within 60 days from the date the option was purchased./3/

                         . Writing a put on the underlying security within 60 days from the date the option was purchased./3/

                         Writing a Call

                         . Purchasing a call on the underlying security within 60 days from the date the option was sold./3/

                         . Buying the underlying security within 60 days from the date the option was sold.

                         . Selling a put on the underlying security with 60 days from the date the option was sold./3/

                         Writing a Put

                         . Purchasing a put on the underlying security within 60 days from the date the option was sold./3/

                         . Selling the underlying security within 60 days from the date the option was sold.

                         . Selling a call on the underlying security with 60 days from the date the option was sold./3/

               iii. Application to Limit Orders

                    Limit orders will be subject to an initial pre-clearance upon establishment. Once approved, subsequent trades resulting from the limit order need not be pre-cleared. Compliance will require an attestation from the broker upon the creation of the limit order stating that the broker will act solely within that limit order, with no influence exercised or information supplied by the Access Person or anyone else acting on his or her behalf. Any future changes to existing limit orders must be pre-cleared. All transactions are subject to reporting.

----------
/3/ Portion of the profits that were locked in as a result of the transaction will be required to be forfeited.

          d.   Reporting Requirements

               i.   Initial and Annual Disclosure of Personal Holdings.

                    No later than 10 days after initial designation as an Access Person and thereafter on an annual basis (and based on information current as of a date not more than 30 days before the report is submitted), each Access Person (subject to sub-section (iv) below) must report to the Compliance Department all of the information set forth in Section 1 of the Procedures.

               ii.  Quarterly Reporting Requirements.

                    Each Access Person (subject to sub-section (iv) below) must file a quarterly report with the Compliance Department within 10 calendar days of quarter-end with respect to all Securities Transactions of the types listed in Section 2 of the Procedures occurring during that past quarter. The procedures to be followed in making quarterly reports are set forth in Section 7 of the Procedures.

               iii. Brokerage Statements.

                    Each Access Person must disclose to the Compliance Department all of his or her brokerage accounts and relationships and must require such brokers to forward to the Compliance Department copies of confirmations of account transactions.

               iv.  Exemption for Certain Trustees.

                    The reporting requirements in the three preceding paragraphs shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund. However, if such trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee of GMO Trust, should have known that during the 15-day period immediately before or after the trustee's transaction in a Covered Security, a GMO Trust mutual fund purchased or sold the Covered Security, or a GMO Trust mutual fund or its investment adviser considered purchasing or selling the Covered Security, such trustee shall notify the Compliance Officer and file a quarterly transaction report as required by the Compliance Officer.

               v.   Review of Reports.

                    The Compliance Officer shall review and maintain each Access Person's reports filed pursuant to Parts II.B.2.d.i and .ii of this Code and brokerage statements filed pursuant to Part II.B.2.d.iii of this Code.

               vi.  Availability of Reports.

                    All information supplied pursuant to this Code will generally be maintained in a secure and confidential manner, but may be made available (without notice to Access Person) for inspection to the directors, trustees or equivalent persons of each GMO Entity employing the Access Person, the Board of Trustees of each GMO Fund, the Conflicts of Interest Committee, the Compliance Department, the Compliance Officer, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, any state securities commission, and any attorney or agent of the foregoing or of the GMO Funds.

                  Part III: Compliance with this Code of Ethics

A.   Conflicts of Interest Committee

     1.   Membership, Voting and Quorum.

          As of the date of this Code, the Conflicts of Interest Committee consists of Scott Eston, John Rosenblum and Bill Royer. The Conflicts of Interest Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee.

     2.   Investigating Violations of the Code.

          The Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Conflicts of Interest Committee. The Conflicts of Interest Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code will be reported to the Boards of Trustees of the GMO Funds no less frequently than each quarterly meeting.

     3.   Annual Reports.

          The Conflicts of Interest Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will provide a written report to the Board of Trustees of each GMO Fund:

          a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

          b. Identifying material issues under this Code since the last report to the Board of Trustees of the GMO Funds, including, but not limited to, any material violations of the Code or sanctions imposed in response to material violations or pattern of non-material violation or sanctions;

          c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

          d. Certifying to the Boards of Trustees of the GMO Funds that the applicable GMO Entities have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     4.   Review of Denied Trades.

          The process and standards for Conflicts of Interest Committee review of denied trades is set forth in Section 3 of the Procedures and Appendix A thereto.

B.   Remedies

     1.   Sanctions.

          If the Conflicts of Interest Committee determines that an Access Person has committed a violation of the Code, the Conflicts of Interest Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Conflicts of Interest Committee also may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. In such cases, the amount of profit shall be calculated by the Conflicts of Interest Committee and shall be forwarded to a charitable organization selected by the Conflicts of Interest Committee. No member of the Conflicts of Interest Committee may review his or her own transaction.

          Additionally, the Conflicts of Interest Committee will institute a monetary penalty for recurring non-material violations of the Code. Specifically, Access Persons who violate any provisions of the Code for more than two quarters in any 12-month period will be subject to a $100 penalty. To the extent that the violation indicates serious misconduct, more serious sanctions may be imposed.

     2.   Review.

          Whenever the Conflicts of Interest Committee determines that an Access Person has committed a violation of this Code that merits remedial action, it will report no less frequently than quarterly to the Boards of Trustees of the applicable GMO Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Trustees of the GMO Funds may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by the Conflicts of Interest Committee in relation to the case. The Conflicts of Interest Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Trustees.

     3.   Review of Pre-Clearance Decisions.

          Upon written request by any Access Person, the Conflicts of Interest Committee may review, and, if applicable, reverse any request for pre-clearance denied by the Compliance Department (or a designee).

C.   Exceptions to the Code

     Although exceptions to the Code will rarely, if ever, be granted, the Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported by the Compliance Department as soon as practicable to the Conflicts of Interest Committee and to the Boards of Trustees of the GMO Funds at their next regularly scheduled meeting after the exception is granted.

D.   Compliance Certification

     At least once a year, all Access Persons will be required to certify that they have read, understand and complied with the Code and the Procedures.

E.   Inquiries Regarding the Code

     The Compliance Department will answer any questions about this Code, the Procedures or any other compliance-related matters.

F.   Boards of Trustees Approvals

     1.   Approval of Code.

          The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve the Code based upon a determination that it contains the provisions reasonably necessary to prevent Access Persons from engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

     2.   Amendments to Code.

          The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve any material amendment to the Code or the Procedures within six months of such change.

                             Appendix 1: Definitions

"Access Person" means:

     (1) every trustee, officer, or member of Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australia Ltd., GMO Australasia LLC, GMO U.K. Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, Renewable Resources LLC, or any of the GMO Funds;

     (2) every employee or on-site consultant of a GMO Entity (or a company in a control relationship with any of the foregoing) who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund or an Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

     (3) every natural person in a control relationship with a GMO Entity or a GMO Fund who obtains information concerning recommendations made to a Fund or an Account with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

     (4) such other persons as the Legal and Compliance Department shall designate. Initially, the Compliance Department has designated all employees and on-site consultants of GMO Entities and all members of Grantham, Mayo, Van Otterloo & Co. LLC as Access Persons.

     Any uncertainty as to whether an individual is an Access person should be brought to the attention of the Compliance Department, which will make the determination in all cases.

"Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

"Client" means any GMO Fund, GMO Sub-Advised Fund or GMO Account.

"Code" means this Code of Ethics, as amended.

"Compliance Department" means the Legal and Compliance Department of Grantham, Mayo, Van Otterloo & Co. LLC. Communications received under this Code to be directed to the Compliance Department in the first instance should be directed to the Compliance Officer.

"Compliance Officer" means the Compliance Officer of Grantham, Mayo, Van Otterloo & Co. LLC, namely, Julie Perniola.

"Covered Accounts" means all persons, entities and accounts which you, your spouse or minor children own, or over which you exercise or substantially influence investment decisions.

"Discretionary Account" is an account for which the access person has no authority to make investment decisions with respect to the assets in the account. These accounts must first be approved by the Compliance Department. The access person is also responsible for arranging a quarterly certification letter from the third party manager stating that the individual in question has not influenced the discretionary manager's decisions during the period in question.

"Exchange Traded Funds" represent shares of ownership in either fund, unit investment trusts, or depository receipts that hold portfolios of common stocks which closely track the performance and dividend yield of specific indexes, either broad market, sector or international. While similar to an index mutual fund, ETFs differ from mutual funds in significant ways. Unlike Index mutual funds, ETFs are priced and can be bought and sold throughout the trading day. Furthermore, ETFs can be sold short and bought on margin.

"GMO Active Portfolio" means any Fund or Account that is managed by application of traditional (rather than quantitative) investment techniques, which includes International Active, Domestic Active, and Emerging Markets.

"GMO Account" and "Account" mean any investments managed for a client by a GMO entity, including private investment accounts, ERISA pools and unregistered pooled investment vehicles.

"GMO Entity" means Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australia Ltd., GMO Australasia LLC, GMO U.K. Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, or Renewable Resources LLC.

"Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security.

"GMO Fund" and "Fund" mean an investment company registered under the 1940 Act (or a portfolio or series thereof, as the case may be), including GMO Trust, for which any of the GMO Entities serves as an adviser or sub-adviser.

"GMO Sub-Advised Fund" means an investment company registered under the 1940 Act (or a portfolio or series thereof, as the case may be) for which any of the GMO Entities serves as a sub-adviser. A list of such GMO Sub-Advised Funds is available and will be continually updated on GMO's intranet site, a current version of which is attached hereto as Appendix I.

"Immediate Family" of an Access Person means any of an Access Person's spouse and minor children who reside in the same household. Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this Code is intended to prevent. The Compliance Department may from time-to-time circulate such expanded definitions of this term as it deems appropriate.

"Private Placement" means any purchase of Securities in an offering exempt from registration under the Securities Act of 1933, as amended.

"Procedures" means the Master Personal Trading Policies and Procedures of Grantham, Mayo, Van Otterloo & Co. LLC, from time-to-time in effect and attached hereto as Appendix 2.

"SEC" means the Securities and Exchange Commission.

"Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

"Securities Transaction" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest. A donation of securities to a charity is considered a Securities Transaction.

Revised:   February 17, 2000
           June 1, 2000
           January 1, 2001
           August 1, 2001
           March 1, 2002
           March 11, 2003
           July 8, 2003
           September 25, 2003
           October 27, 2003
           January 1, 2004
           April 15, 2004
           June 25, 2004

           Appendix 2: Master Personal Trading Policies and Procedures

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                                  GMO U.K. LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                GMO WOOLLEY LTD.
                             RENEWABLE RESOURCES LLC

                               Dated June 25, 2004

The Investment Company Act of 1940 provides that every investment adviser must adopt a written Code of Ethics containing provisions reasonably necessary to prevent persons with access to knowledge of any client activities from engaging in trading that is fraudulent or manipulative. Further, investment advisers are obligated to use reasonable diligence and to institute procedures reasonably necessary to prevent violations of the Code. Fraudulent or manipulative practices are defined very broadly, but over time the SEC's focus has been on four concerns: 1) front running, 2) usurping client opportunities, 3) profiting or taking advantage of opportunities that are presented solely as a result of the adviser's business for clients, and 4) market timing and other short-term trading strategies in advised mutual funds that are detrimental to the interests of long term investors. These Policies and Procedures are intended to summarize in readily understandable form and implement the personal trading policies established by the Code. Persons subject to the provisions of the Code are also required to read the Code and certify to the same. It should be noted that the Code contains certain other provisions with respect to standards of ethical conduct in addition to those specifically relating to personal trading.

Fraudulent or deceptive trading (as so defined) is unlawful regardless of whether a client can demonstrate harm. Further, GMO can be sanctioned for not having sufficient procedures, even if no violations occur. Therefore, it is important that these procedures be taken seriously. Failure to adhere to the procedures will result in disciplinary sanction.

1.   What is subject to disclosure upon commencement of employment and annually?

     . Covered Accounts: Identification of all persons, entities and accounts which you, your spouse or minor children own, or over which you exercise control or substantially influence investment decisions ("Covered Accounts").

     . Discretionary Advisors: The name(s) of any discretionary advisors that manage Covered Accounts on your behalf.

     . Brokerage Relationships: Identification and contact information for all brokerage and other investment transaction accounts used by any Covered Account.

     . Corporate or other Directorships/Officers Positions: You must disclose all corporate or other directorships or officer positions held by you.

     . Holdings: Any ownership of covered securities, including open-end mutual funds sub-advised by GMO.

     Note: See Annual Holdings Report and Beneficial Ownership Report

2.   Who and What is subject to Pre-Clearance and Reporting?

     . Purchasing, selling or writing securities (domestic and international), financial commodities or other investment instruments of any kind that are traded in any public or private market must be pre-cleared, unless specifically exempted below.

     . All members, employees and on-site consultants of GMO, GMO Australia Ltd., GMO Australasia LLC, GMO U.K. Ltd., GMO Singapore PTE Ltd., GMO Switzerland GmbH, GMO Woolley Ltd. and Renewable Resources LLC and all other persons meeting the definition of "Access Persons" in the Code are subject to those rules. Any questions in this regard should be immediately directed to the Compliance Department. The term "employee" is used herein to refer to all persons described in this paragraph.

     . Any account owned by an employee, employee's spouse and minor children, and any other account for which an employee controls, or substantially influences the investment decisions ("Covered Accounts").

     . Discretionary Accounts (when an employee has hired another adviser to manage any Covered Account on a discretionary basis) are also subject to pre-clearance reporting unless the Compliance Department has approved other arrangements in advance.

     . Any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund is generally not subject to the Code's preclearance and reporting requirements. Please see Part II(B)(2)(d)(iv) for additional details.

     .    Private placements are subject to preclearance and reporting.

3.   What is the process for review of denied trades?

     Conflicts of Interest Committee. A Conflicts of Interest Committee, composed of Scott Eston, John Rosenblum and Bill Royer, has been established to examine situations where an employee would like to seek exception to pre-clearance denial. The Conflicts of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any employee who would like to bring a request before this Committee should submit a request to the Compliance mailbox.

4.   What is Exempt from Pre-Clearance and Reporting?

     . Open-end mutual funds and other open-end investment vehicles, including any of GMO's pooled vehicles (excluding GMO Sub-Advised Funds)
     .    Money market-like instruments
     . Commercial paper and high quality short-term debt instruments/4/, including repurchase agreements
     .    U.S. Government Securities or futures thereon
     .    Trading in spot currencies
     .    Currency Forward Contracts

----------
/4/ High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

     .    Futures on interest rates
     . Commodities and options on commodities (Note: financial commodity contracts are subject to pre-clearance and reporting)
     .    Certain Corporate Actions (see Section II(c)(1)(a))
     .    Exercise of Rights Offerings
     .    Dividend Investment Programs
     .    Miscellaneous (see Section II(c)(1)(b))

5.   What is Exempt from Pre-Clearance but Subject to Reporting?

     . Charity/Gifts. The practice of donating securities to charity is subject to quarterly transaction reporting and annual holdings disclosure.

     . Futures and Related Options on commercially available broad based indexes.

     .    Futures on Bonds and Commodities

     .    Municipal Bonds

     .    Dow Jones Industrial Average Index (DIA)

     . Certain Exchange Traded Funds (ETFs), including NASDAQ 100 Index Shares (QQQ), Barclays iShares, HOLDRs Trusts and S&P Depository Receipts (SPY). Contact Compliance concerning ETFs not addressed herein.

     .    GMO Hedge Funds

     .    GMO Sub-Advised Funds

     . Any discretionary accounts (i) that have been approved by the Compliance Department in advance, and (ii) for which employees arranged for quarterly certification from outsider manager stating that the individual (employee/spouse and/or minor children/account which employee controls) has not influenced the discretionary manager's decisions during the period in question.

     . Exemption for De Minimus Purchases and Sales of Large Market Cap Stocks (does not include IPOs): Purchases or sales of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion as of the date of such purchases or sales provided that the Access Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. If an employee has any question as to whether a transaction qualifies for this exemption, the question should be directed to the Compliance Department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security and the source of such information on your quarterly transaction report. You may utilize this exemption once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than $25,000. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-day pre-clearance window.

6.   How to Request Pre-Clearance

     A Quick Reference Guide to the procedures is set forth in Appendix A. Employees must send all trade requests via the File a PTAF link at http://gmo.starcompliance.com. GMO Compliance strongly recommends that you input ALL trades for approval, regardless of exemption status. This will shift the responsibility of interpreting the code to the system rather than the access person. Based on the trade requests that you input, your quarterly transaction and annual holdings reports will automatically populate. If you submit all trades for pre-clearance (regardless of pre-clearance subjectivity), your form will be completed by the system.

     Generally, requests to buy or sell a security will be denied if any GMO client or product (a) has purchased or sold that security within 3 calendar days prior to the date of the request or (b) is considering the security for purchase or sale within 15 days after the date of the request. Requests to sell a security short will be denied for the same reasons and also if the security is owned by any of GMO's Active Portfolios.

     For private placements, pre-approval can be requested by submitting an e-mail to Compliance which sets forth the details of the offering. Compliance will ensure that the information is reviewed by the Conflicts of Interest Committee in order to arrive at a decision. The Committee or Compliance may request further information in connection with the consideration. An Access Person shall not engage in any transactions regarding the subject security during the time that the Committee is considering whether to approve the matter. Access Persons should allow at least several days for this pre-approval process.

7.   Quarterly Reporting

     All members, employees and on-site consultants will receive an email at each quarter-end with a link to the Quarterly Transaction Report on which they are required to report all trades effected during the quarter. Forms are to be submitted within 10 calendar days of quarter-end. Employees who do not have any trading activity to report for the given quarter are still required to submit the report indicating such.

     See Appendix A "Quick Reference Guide to Pre-Clearance and Quarterly Reporting" and Appendix B "Quarterly Transaction Report".

8.   Special Rules for Certain Investment Practices

     . Initial Public Offerings - Prohibited unless compliance officer determines, based upon information provided with a pre-clearance request, that an offering is accessible to general investing public. Determination of public accessibility qualifies for the Conflicts of Interest Committee.

     . Private Placements/Private Pooled Vehicles/Non-GMO Hedge Funds - Permitted, but subject to review by the Conflicts of Interest Committee.

     .    Options on Securities

               Purchasing Options:

               . If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S. Government securities would be exempt from pre-clearance and reporting).

               . The exercise of a purchased option must also be pre-cleared and reported, unless the option is expiring.

               . Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

               Writing Options:

               . If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the practice of writing of an option on such security.

               . The exercise of a written option (by the other party) need not be pre-cleared or reported.

               . Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

          The following transactions with respect to options implicate the Short-Term Profiting provision set forth below.

               Purchasing a Call

               . Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

               . Selling the underlying security within 60 days from the date the option was purchased.

               . Selling a put on the underlying security within 60 days from the date the option was purchased./5/

               . Writing a call on the underlying security within 60 days from the date the option was purchased./2/

               Purchasing a Put

               . Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

               . Buying the underlying security within 60 days from the date the option was purchased.

               . Selling a call on the underlying security within 60 days from the date the option was purchased./2/

               . Writing a put on the underlying security within 60 days from the date the option was purchased/./2

               Writing a Call

               . Purchasing a call on the underlying security within 60 days from the date the option was sold./2/

               . Buying the underlying security within 60 days from the date the option was sold.

               . Selling a put on the underlying security with 60 days from the date the option was sold./2/

               Writing a Put

----------
/5/ Portion of the profits that were locked in as a result of the transaction will be forfeited.

               . Purchasing a put on the underlying security within 60 days from the date the option was sold./2/

               . Selling the underlying security within 60 days from the date the option was sold.

               . Selling a call on the underlying security with 60 days from the date the option was sold./2/

     . Short-Term Profiting - All employees are prohibited from profiting from the purchase and sale or sale and purchase of the same or equivalent securities within 60 calendar days. If an employee engages in this practice, any profits earned shall be surrendered to charity, to be approved by the Conflicts of Interest Committee. The following securities are not subject to this prohibition:

               . Mutual Funds (excluding GMO Funds, with the exception of GMO Short Duration Investment Fund and GMO Domestic Bond Fund);

               .    U.S. Government Securities;

               .    Money Market Instruments;

               .    Currencies and Forward Contracts thereon;

               . Commodities and options and futures on bonds and commodities;

               .    Securities acquire through the exercise of Rights Offerings;

               .    Municipal Bonds; and

               . Certain ETFs, including NASDAQ 100 Index Shares (QQQ), Barclays iShares, HOLDRs Trusts and S&P Depository Receipts
                    (SPY) (Contact Compliance concerning ETFs not addressed herein).

     . Short Selling of Securities - All employees are prohibited from the practice of short selling securities that are held in Active Portfolios (International Active, Domestic Active and Emerging Markets). This prohibition does not extend to the activity of shorting futures that are traded on commercially available broad-based indexes. Employees are also prohibited from short selling securities that are owned by accounts within their own area, even if their area is quantitatively (and not "actively") managed. The Compliance Department will review holdings upon a short sale pre-clearance request to determine whether an Active Portfolio holds the security and whether an account managed by the employee's area holds the security.

     . Insider Trading, Market Manipulation, etc. - Transactions involving the use of material non-public information; that are intended to manipulate the price of or to create the appearance of trading in a security; or that are otherwise designated by the Compliance Department as inappropriate are prohibited and do not qualify for the Conflicts of Interest Committee.

     . Short-Term Trading Strategies in GMO Funds. - All employees are prohibited from engaging in market timing or other short term trading strategies in any GMO Fund (including GMO mutual funds and mutual funds sub-advised by GMO). While other criteria may be considered by the Compliance Department, all employees are specifically prohibited from redeeming a portion or all of a purchase in a GMO Fund, excluding GMO Short Duration Investment Fund and GMO Domestic Bond Fund, made within the past 60 calendar days. Additionally, three "round-trip" transactions (purchase and subsequent redemption) in the same GMO Fund, excluding GMO Short Duration Investment Fund and GMO Domestic Bond Fund, over a 12 month period is prohibited.

9.   Brokerage Statements

     All employees are required to disclose to the Compliance Department all their brokerage accounts and relationships and to require such brokers to forward copies of confirmations of account transactions. If the brokers utilize electronic confirmation feeds, than you are required to coordinate with the Compliance Department to ensure that this feed is activated.

10.  Violations

     Violation of these policies can result in sanctions ranging from reprimand, disgorgement of profits, suspension of trading privileges and termination of employment or relationship with GMO.

11.  Annual Affirmation and Attestation

     On an annual basis, all employees will be required to certify that they have read, understand and complied with the above policies and procedures.

Revised:   February 17, 2000
           June 1, 2000
           January 1, 2001
           August 1, 2001
           March 1, 2002
           March 11, 2003
           July 8, 2003
           September 25, 2003
           October 27, 2003
           January 1, 2004
           April 15, 2004
           June 25, 2004

   Appendix A: Quick Reference Guide to Pre-Clearance and Quarterly Reporting

Who and What is Subject to Pre-Clearance and Reporting?

..    Purchasing, selling or writing securities (domestic and foreign), financial commodities or other investment instruments of any kind that are traded in any public or private market must be pre-cleared, unless specifically exempted below.

..    Charity/Gifts the practice of donating securities to charity is also subject to pre-clearance and quarterly reporting.

..    All members, employees and on-site consultants of GMO, GMO Australasia .
     LLC, GMO Australia Ltd., GMO Australasia LLC, GMO U.K. Ltd., GMO Singapore PTE Ltd., GMO Switzerland GmbH, Renewable Resources LLC and certain other related persons are subject to these rules.

..    Any account owned by an employee, employee's spouse and minor children, and any other account for which an employee controls, or substantially influences the investment decisions ("Covered Accounts").

..    Discretionary Accounts (when an employee has hired another adviser to manage any Covered Account on a discretionary basis) are also subject to pre-clearance and reporting unless other arrangements have been approved in advance by the legal department.

What is Exempt from Pre-Clearance and Quarterly Reporting?

..    Open-end mutual funds and other open-end investment vehicles, including any of GMO's pooled vehicles but excluding GMO Sub-Advised Funds
..    Money market-like instrument
..    U.S. Government Securities or futures thereon
..    Trading in spot currencies
..    Currency Forward Contracts
..    Futures on interest rates
..    Commodities and options and futures on commodities
     (Note: financial commodity contracts are subject to pre-clearance and reporting)
..    Mergers
..    Tender Offers
..    Exercise of Rights Offerings
..    Dividend Investment Programs
..    Transactions designated by the Conflict of Interest Committee

What is Exempt from Pre-Clearance but Subject to Quarterly Reporting?

..    Futures and Related Options on commercially available broad based indexes
..    Any discretionary accounts (i) that have been approved by the legal department in advance, and (ii) for which employee has arranged for quarterly certification from outsider manager stating that the individual (employee/spouse and/or minor children/account which employee controls) has not influenced the discretionary manager's decisions during the period in question.

..    Exemption for De Minimus Purchases and Sales of Large Market Cap Stocks
     (does not include IPOs): Purchases or sales of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion provided that the Access Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. If an employee has any question as to whether a transaction qualifies for this exemption, the question should be directed to the legal department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security and the source of such information on your quarterly transaction report. You may utilize this exemption once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than $25,000. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-day pre-clearance window.

..    Municipal Bonds

..    Dow Jones Industrial Average Index

..    Exchange Traded Funds

..    GMO Hedge Funds

..    Futures on Bonds and Commodities

..    GMO Sub-Advised Funds

Basic Rule

..    Other than as exempted above, all trades must be cleared through the legal department.

How to Request Pre-Clearance

1) Login to http://gmo.starcompliance.com (contact the Compliance Department if you need assistance with your login credentials). Click on File a PTAF. Select the Exchange that the security is traded on, the Brokerage Account that you wish to trade from and the Trade Request Type. Click Next. Select the security that you would like to trade. Fill out the form with all pertinent information and click Submit.

2) The Compliance Department will seek approval from each trading area that may have interest in the security(ies). All requests are dealt with on an anonymous basis.

3) You will be notified via email as soon as possible whether approval was obtained or denied.

4) If your proposed trade was denied, under no circumstance should you effect the trade.

5) If your proposed trade has been approved, you have five business days to effect such trade. If you do not trade within 5 business days of the issuance of pre-clearance, you must request pre-clearance again.

6) In some cases, a request may be denied for a reason that is confidential. An explanation is not required to be given for refusing any request.

What is the process for review of denied trades?

1) Conflict of Interest Committee. A Conflict of Interest Committee, composed of Scott Eston, John Rosenblum and Bill Royer, has been established to examine situations where an employee would like to seek exception to pre-clearance denial. The Conflict of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any employee who would like to bring a request before this Committee should submit a request to the Compliance mailbox.

THERE IS NO GUARANTEE THAT PRE-CLEARANCE WILL BE OBTAINED. THIS MAY MEAN THAT YOU WILL NOT BE ABLE TO SELL A SECURITY YOU OWN OR PURCHASE FOR AN INDEFINITE PERIOD OF TIME.

                    Appendix B: Quarterly Transaction Report

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
File Quarterly Transactions Report
--------------------------------------------------------------------------------

              Quarterly Transactions Report for 1st Quarter of 2004
                            Access Person: Test User
                         Start: 1/1/2004 End: 3/31/2004

--------------------------------------------------------------------------------
Bear Stearns - 1234567 - self
--------------------------------------------------------------------------------
No Reportable Transactions

                                    Add Trade

By submitting this form, I hereby certify that these are the only transactions in Covered Securities made during the calendar quarter indicated above in which I had any direct or indirect beneficial ownership, and that accounts listed above are the ONLY accounts in which Covered Securities were held during the quarter for my direct or indirect benefit. Nothing in this report will be construed as an admission that I have a direct or indirect beneficial ownership in any of the Covered Securities listed above.

Please type in your name as evidence of your signature:

-----------------------

                              ---------------------
                              Submit Completed Form
                              ---------------------

                                                         Logged In As: Test User

--------------------------------------------------------------------------------
Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the Terms of Service and agree to be bound by them. Copyright (c) 2000 - 2004 Epstein & Associates, Inc. All rights reserved.

--------------------------------------------------------------------------------

                           Appendix C: Contact Persons

----------------------------------------------------
Compliance Issues    Conflicts of Interest Committee
----------------------------------------------------
Brian Bellerby       Scott Eston

Kelly Butler-Stark   John Rosenblum

Kelly Donovan        Bill Royer

Mark Mitchelson

Julie Perniola
----------------------------------------------------

Note: All requests for the Conflicts of Interest Committee should be submitted to the StarCompliance mailbox (compliance@gmo.com).

                       Appendix D: Annual Holdings Report

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
File Annual Holdings Report
--------------------------------------------------------------------------------

                             Annual Holdings Report

                             Year: 2004
                             Name: User, Test
                             Group: Legal
                             EMail: compliance@gmo.com
                             Phone: 617-330-7500

                  There are no holdings in the system for 2004.

                                Add New Holdings

--------------------------------------------------------------------------------

By submitting this form, I hereby certify that these are the only Covered Securities in which I had any direct or indirect beneficial ownership as of September 30, 2004. Nothing in this report will be construed as an admission that I have any direct or indirect beneficial ownership interest in any of the Covered Securities or accounts listed above.

Please type in your name below as evidence of your signature.

-----------------------

                              ---------------------
                              Submit Completed Form
                              ---------------------

                                                        Logged In As: Test User1

--------------------------------------------------------------------------------
Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the Terms of Service and agree to be bound by them. Copyright (c) 2000 - 2004 Epstein & Associates, Inc. All rights reserved.

--------------------------------------------------------------------------------

                     Appendix E: Beneficial Ownership Report

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
File Beneficial Ownership Reporting Form
--------------------------------------------------------------------------------

                          Beneficial Ownership Report

                            Access Person: Test User

                                  Group: Legal

--------------------------------------------------------------------------------

Please answer the following questions:

1. Are you currently a member* of GMO LLC?                         [ ]Yes  [X]No

2. Are you currently an officer or trustee of GMO Trust?           [ ]Yes  [X]No

3. Are you currently an officer or director of a non-GMO company?  [ ]Yes  [X]No

4. If you are a non-member, do you currently own a percentage in a
company that is greater than 5%?                                   [ ]Yes  [X]No

5. If you are a member, do you currently own a percentage in a
company that is greater than 0.5%?                                 [ ]Yes  [ ]No

Note: You must answer either question 4 or 5, but not both (dependent upon your GMO membership status).

     * A member is defined as a partner of the firm.

If you answered yes to any one of the question 3, 4 and 5, please add the company information by clicking on the link below.

                                Add Company Info

--------------------------------------------------------------------------------

By submitting this form, I hereby certify that these are the only Covered Companies in which I had any direct or indirect beneficial ownership as of Tuesday, February 10, 2004. Once submitted to the Compliance Department, the report is final.

Signature:                                                       Date: 2/10/2004
           -------------------

                              Submit Completed Form

                                                         Logged In As: Test User

Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the Terms of Service and agree to be bound by them. Copyright (c) 2000-2004 Epstein & Associates, Inc. All rights reserved.

--------------------------------------------------------------------------------

                             Appendix F: File a PTAF

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
File a PTAF
--------------------------------------------------------------------------------

Brokerage Account:              Bear Stearns - 1234567

Security Type:                  Common Stock

Security Name:                  GENERAL ELECTRIC CO

Ticket Symbol:                  GE

Identifier:                     US369604103

Action:                         [X]Buy  [ ]Sell  [ ]Buy To Cover  [ ]Sell Short

Is this a limited offering or
private placement:              [ ]Yes  [X]No

Is this an Initial Public
Offering:                       [ ]Yes  [X]No

(Please do not enter any symbols (i.e. ""$"", "","") into the following number fields.)

Number of Shares:               150

Price Per Share:                33.17

Total Amount:                   4975.5

Is the Market Cap over 5
Billion?:                       [X]

If Yes, Value:                  333.055 billion

Access Person Office
Location:                       Boston, MA

On behalf of someone other
than yourself:                  [ ]Yes  [X]No

If so, who:
                                --------------

I also certify that I am unaware of any recent purchases and sales of this security in any client account.

Signature:

Test User

                                     SUBMIT

                                                         Logged In As: Test User

Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the Terms of Service and agree to be bound by them. Copyright (c) 2000-2004 Epstein & Associates, Inc. All rights reserved.

--------------------------------------------------------------------------------

                  Appendix G: Annual Certificate of Compliance

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
File Annual Certificate of Compliance
--------------------------------------------------------------------------------

                Code of Ethics Annual Certificate of Compliance

                                   Year:2003

                            Access Person: Test User

This is to certify that I have reviewed the Code of Ethics and Master Personal Trading Policies and Procedures ("Code") of GMO and that I understand its terms and requirements. I hereby certify that:

     . I have complied with the Code during the course of my association with GMO;

     .    I will continue to comply with the Code in the future;

     . I will promptly report to GMO Compliance any violation or possible violation of the Code of which I become aware; and

     . I have disclosed or reported all personal securities transactions to be disclosed or reported pursuant to the Code.


Signature:                                                       Date: 2/10/2004
           --------------

                             Submit Completed Form

                                                         Logged In As: Test User

Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the Terms of Service and agree to be bound by them. Copyright (c) 2000-2004 Epstein & Associates, Inc. All rights reserved.

--------------------------------------------------------------------------------

        Appendix H: Form Letter to Broker, Dealer or Bank ("407" Letter)

                                                  *Date**

VIA REGULAR MAIL

[Broker Name and Address]

     RE: Account #
                   ---------------

Dear                           :
     --------------------------

     Grantham, Mayo, Van Otterloo & Co. LLC ("GMO"), my employer, is a registered investment adviser. In connection with GMO's Code of Ethics, and in order to comply with SEC insider trading regulations, employees are required to have duplicate confirmations of individual transactions sent to our compliance department. I would like to request duplicate confirmations for all transactions on the above-referenced account. They may be forwarded to the following address:

                           Compliance: Personal Trades
                           GMO LLC
                           40 Rowes Wharf
                           Boston, MA 02110

     Your cooperation is most appreciated. If you have any questions regarding this request, please contact me at (617) 330-7500.

                                             Sincerely,

                                             [Name of Employee]

Cc: Compliance Department

                    Appendix I: List of GMO Sub-Advised Funds

This Appendix I will be continually updated on the GMO Legal Departments intranet website. Please consult the website for the most current list of sub-advised funds:

                   Allmerica Select International Equity Fund
                        Calvert Social International Fund
                 Calvert World Values International Equity Fund
                         Evergreen Asset Allocation Fund
                         Evergreen Large Cap Value Fund
         LargeCap Growth (a series of Principal Variable Contracts Fund)
                          MassMutual Growth Equity Fund
                             MML Growth Equity Fund
      Partners LargeCap Growth Fund (a series of Principal Investors Fund)
                             USAA Income Stock Fund
                             Vanguard Explorer Fund
                        Vanguard Variable Insurance Fund
                            Vanguard U.S. Value Fund
                        Vanguard Variable Insurance Fund

                     GMO U.K. Ltd. Code of Ethics Supplement

In order to comply with the FSA's personal account dealing rules and to allow for certain UK specific investment practices, this UK Supplement has been issued to all GMO UK staff as a supplement to the GMO Code of Ethics policy. In the event of a conflict between the Code of Ethics policy and the UK Supplement, the UK Supplement shall govern.

1.   Application of the Code to Covered Accounts

     The Code of Ethics and the UK Supplement apply to all GMO UK employees, on-site consultants and "Covered Accounts". A "Covered Account" includes the employee's spouse and minor children and any person to whom the employee, in his or her personal capacity, gives share recommendations including, a relative, co-habitee, business partner or friend. GMO presumes that an employee exercises control or influence over a spouse's or minor child's personal account transactions and therefore any such transactions must comply with the Code of Ethics. All transactions by a Covered Account must be reported by the employee concerned.

2.   Special Rules for Certain Investments and Investment Practices

     . UK Gilts: Transactions in UK Gilts are not subject to pre-clearance but must be reported quarterly.

     . PEP's and ISA's: Any proposed transaction for a PEP or ISA account must be pre-cleared unless an available exemption exists.

     . De Minimis Purchases and Sales of FOOTSIE 100 stocks: Employees may purchase or sell up to a maximum of (pound)15,000 of any FOOTSIE 100 stock once, within a five business day period without obtaining pre-clearance. All such transactions are subject to quarterly reporting.

     . Investment Trusts: Purchases and sales of investment trusts which hold predominantly UK equities are not subject to pre-clearance but are subject to quarterly reporting. Pre-clearance will be required for transactions in investment trusts holding non-UK stocks as such trusts may be purchased for client accounts from time to time.

     . Trades for accounts managed by an outside discretionary manager must be pre-cleared unless the Compliance Department has waived the pre-clearance obligation and the employee has arranged for quarterly certification from the outside manager stating that the individual or covered account has not influenced the discretionary manager's decisions during the period in question. A form letter requesting such quarterly certification may be obtained from the Compliance Department.

3.   General Exemptions

     The restrictions do not extend to:

     (a) any transaction by you in an authorised unit trust, a regulated collective investment scheme or a life assurance policy (including a pension); or
     (b) any discretionary transaction entered into without consultation with you, where the discretionary account is not held with the firm.

4.   Personal Account Procedures

     All trades subject to pre-clearance must be pre-cleared through the Compliance Department. To request pre-clearance, you must complete a Pre-Trade Authorisation Form ("PTAF") using the StarCompliance system. For all UK stocks above the de minimus amount, the Compliance Department will seek approval from the appropriate GMO UK fund manager. If the proposed personal account transaction is in a non-UK security and not subject to a de minimus U.S. large cap stock GMO exemption, this will be referred to the relevant Portfolio Manager and GMO's Compliance Department. Please note that there is a 3 business day blackout period after a trade has been executed, before a personal account trade may be executed. If your proposed trade is approved, you will have 5 business days in which to issue your instruction to trade. If you do not trade within 5 business days, you must seek pre-clearance again. If your proposed trade is denied, you may not trade.

     You must arrange for copies or duplicate confirmations or contract notes to be sent for the attention of the Compliance Department in respect of all personal account transactions which are subject to quarterly reporting. These include de minimus trades, UK Gilt transactions, discretionary trades and PEP/ISA account trades. Trades which are not subject to quarterly reporting are identified in the GMO Code of Ethics and include for example, trades in unit trusts, money market instruments and currencies. A form letter requesting copies of confirmations to be sent to GMO UK may be obtained from the Compliance Department.

5.   Reporting of Transactions

     GMO UK and GMO must keep a record of all personal account transactions executed by GMO UK staff. Accordingly, you will be required to complete a quarterly report of personal trades form at the end of each quarter and an annual holdings disclosure at the end of September. These reports are submitted through StarCompliance.

     The quarterly forms must be completed within 10 calendar days of the last day of each quarter. The annual return must be completed by the end of September each year.

6.   Personal Benefits (Inducements)

     You must not accept from any person any benefit or inducement which is likely to conflict with your duties to GMO UK or any of GMO UK's clients. For the detailed rules, see section 9.2 of the Compliance and Procedures Manual. If you have any questions regarding personal benefits and inducements you should consult the Compliance Department.

7.   Counselling and procuring

     If the Code of Ethics provisions preclude you from entering into any transaction, you cannot:

     (a)  advise or cause any other person to enter into such a transaction; or
     (b)  communicate any information or opinion to any other person,

     if you know, or have reason to believe, that the other person will as a result enter into such a transaction or cause or advise someone else to do so.

     This does not apply to actions that you take in the course of your employment with us. For example, the fact that you are yourself prohibited from dealing in a certain stock as a result of one of the provisions above does not necessarily mean that you are precluded from dealing for the client's account, subject to the insider dealing legislation summarised in 8 below.

8.   Summary of insider dealing legislation

     The UK insider dealing provisions contained in part V of the Criminal Justice Act 1993 (the "Act") are complex, and if you would like fuller details or are in any doubt whether a particular transaction would be prohibited, you should consult the Compliance Department.

     The Act applies to all securities traded on a regulated market (which currently includes all EC stock exchanges, LIFFE, OMLX and NASDAQ) and to warrants and derivatives (including index options and futures) relating to these securities even if these warrants and derivatives are only "over the counter" or otherwise not publicly traded.

     In broad terms, and subject to the exemptions provided by the Act, the Act makes it a criminal offence, with a maximum penalty of seven years imprisonment and an unlimited fine, for an individual who has non-public information to deal in price-affected securities (including warrants or derivatives relating to them) on a regulated market; or deal with or through a professional intermediary; or by acting himself as a professional intermediary. Securities are "price-affected" if the inside information, if made public, would be likely to have a significant effect on the price of the securities. This applies to all companies' securities affected by the information, whether directly or indirectly (for example, competitors of a company about to bring out a new product).

     The Act applies whether you deal as part of your employment or on your own account. It also applies to information which you obtain directly or indirectly from an insider whether or not in the course of your employment (for example, by social contacts).

     (1) If you are precluded from dealing, normally you are also prohibited from dealing on behalf of the firm or a client (except perhaps on an unsolicited basis);

     (2) Procuring or encouraging another person to deal in the price-affected securities (whether or not the other person knows they are price-affected); and

     (3) Passing the inside information to another person other than in the proper performance of your employment.

     It is possible for a transaction which involves insider dealing to constitute an offence otherwise than under the insider dealing provisions of the Criminal Justice Act. In particular, under section 118 of the Financial Services and Markets Act 2000 a person who "dishonestly conceals any material facts" is guilty of an offence if he does so for the purpose of inducing, or is reckless as to whether it may induce, another person (whether or not the person from whom the facts are concealed) to buy or sell an investment, or to refrain from buying or selling and investment. This offence could well be committed by a person who conceals price sensitive information from a counterparty to induce him to deal, if the concealment is dishonest.

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

                 GMO Australia Limited Code of Ethics Supplement

The following policies and procedures are in addition to, and where relevant supersede the policies and procedures detailed in the GMO Code of Ethics (the "Code") and Personal Trading Policies and Procedures manual.

Authorisation

Authorisation must be sought by all staff members prior to trading via the StarCompliance system.

Exemption from Authorisation Requirement

Authorisation for purchasing securities in an unrestricted public offer is not required.

GMOA Trading

Securities that are held in the GMOA trusts or individually managed portfolios:

..    may not be traded by staff during the 3 working days before and after re-balancing* by GMOA.
..    and are not being traded as part of the re-balancing* by GMOA may be traded during this 6 working day period subject to pre-authorisation.

Staff may trade securities at any other time subject to the pre-authorisation.

*Re-balancing includes normal monthly trading and any other trading as a result of cashflows.

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